UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 21, 2015

MACQUARIE INFRASTRUCTURE COMPANY LLC

(Exact name of registrant as specified in its charter)

Delaware	001-32384	43-2052503
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

125 West 55th Street

New York, NY 10019

(Address of Principal Executive Offices/Zip Code)

(212) 231-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Current Report on Form 8-K is being filed for the purpose of establishing Macquarie Infrastructure Corporation, a Delaware corporation (the “Company”) as the successor issuer to Macquarie Infrastructure Company LLC, a Delaware limited liability company (the “Predecessor”) with respect to the Company’s Common Stock (as defined below) pursuant to Rule 12g3-2(a) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and to disclose certain related matters.

On May 21, 2015, the Predecessor consummated a conversion (the “Conversion”) whereby it converted from a Delaware limited liability company to a Delaware corporation. The Company is the successor corporation resulting from the Conversion. The Conversion was consummated pursuant to a plan of conversion dated as of April 10, 2015. At the effective time of the Conversion, each outstanding limited liability company interest of the Predecessor automatically converted into one share of common stock, par value $0.001 per share (“Common Stock”), of the Company.

In connection with the consummation of the Conversion, the Common Stock has been approved for listing on the New York Stock Exchange (“NYSE”), and commenced trading on May 21, 2015 on an uninterrupted basis under the trading symbol “MIC”.

Pursuant to Rule 12g3-2(a) under the Exchange Act, the outstanding limited liability company interests issued by the Predecessor and listed on the NYSE, which automatically converted to Common Stock upon the consummation of the Conversion, are now deemed to be issued by the Company and registered under Section 12(b) of the Exchange Act. Holders of these securities and holders of our outstanding debt securities need not take any further action in order to effectuate the Conversion.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

In connection with the consummation of the Conversion, the Predecessor notified the NYSE that each limited liability company interest of the Predecessor issued and outstanding immediately prior to the Conversion would be converted on a one-for-one basis into one share of Common Stock of the Company. The Predecessor requested that the NYSE (i) suspend trading in the Predecessor’s limited liability company interests as of the open of business on May 21, 2015, and (ii) file with the SEC an application on Form 25 to report that the Predecessor’s limited liability company interests are no longer listed on the NYSE. On May 21, 2015, (i) the NYSE suspended trading of the Predecessor’s limited liability company interests prior to the open of business, and (ii) the Common Stock commenced trading on the NYSE on an uninterrupted basis under the trading symbol “MIC.” The Company intends to file with the SEC a Form 15 under the Exchange Act, requesting the deregistration of the Predecessor’s limited liability interests and the suspension of the Predecessor’s reporting obligations under the Exchange Act with respect to such limited liability company interests.

Item 3.03	Material Modification to the Rights of Security Holders

Upon the consummation of the Conversion, each issued and outstanding limited liability company interest of the Predecessor was converted into one share of Common Stock of the Company.

Item 8.01	Other Events

On May 21, 2015, the Company announced that it completed the Conversion pursuant to the plan of conversion dated as of April 10, 2015. At the effective time of the Conversion, each outstanding limited liability company interest of the Predecessor automatically converted into one share of Common Stock of the Company.

In connection with the consummation of the Conversion, the Common Stock has been approved for listing on the New York Stock Exchange and commenced trading on May 21, 2015 on an uninterrupted basis under the trading symbol “MIC”. Attached as Exhibit 99.1 hereto is a press release issued May 21, 2015 by the Company regarding the Conversion.

The Plan of Conversion is filed as Exhibit 2.1 hereto and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description
2.1	Plan of Conversion dated April 10, 2015 (incorporated by reference to Exhibit 2.1 of the Registrant’s Registration Statement on Form S-4 (Reg No. 333-202162)
99.1	Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Macquarie Infrastructure Company LLC

Date: May 21, 2015	By:	/s/ James Hooke
	Name:	James Hooke
	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Plan of Conversion dated April 10, 2015 (incorporated by reference to Exhibit 2.1 of the Registrant’s Registration Statement on Form S-4 (Reg No. 333-202162)
99.1	Press Release